9221 East Via de Ventura

Scottsdale, Arizona 85258

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on June 27, 2011

This supplement amends and supplements the definitive proxy statement, which we refer to as the proxy statement, initially filed with the U.S. Securities and Exchange Commission on May 26, 2011 by Rural/Metro Corporation, which we refer to as we or the Company, for a special meeting of stockholders of the Company to be held on June 27, 2011, at 10:00 a.m., local time, at the Company’s corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258. The purpose of the special meeting is to consider and vote upon, among other things, a proposal to adopt the Agreement and Plan of Merger, dated as of March 28, 2011, as it may be amended from time to time, which we refer to as the merger agreement, by and among the Company, WP Rocket Holdings LLC, a Delaware limited liability company, which we refer to as Parent, and WP Rocket Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, which we refer to as Merger Sub. Pursuant to the merger agreement, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation, which we refer to as the merger. Merger Sub and Parent are affiliates of Warburg Pincus LLC, which we refer to as Warburg Pincus, formed by Warburg Pincus to acquire the Company. Defined terms used and not otherwise defined herein have the same meanings set forth in the proxy statement.

The information contained herein speaks only as of June 17, 2011 unless the information specifically indicates that another date applies.

The Board of Directors of the Company, acting upon the recommendation of a special committee composed entirely of independent directors, has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of, the Company and our stockholders, adopted and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

If you have not already submitted a proxy for use at the special meeting you are urged to do so promptly. No action in connection with this supplement is required by any shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

LITIGATION RELATED TO THE MERGER

As more fully described in the proxy statement under the heading “The Merger—Litigation Related to the Merger,” the Company, each member of the Board of Directors, Warburg Pincus, Parent and Merger Sub were named as defendants in purported class action lawsuits brought by alleged stockholders of the Company challenging the merger.  The stockholder actions were filed in the Court of Chancery of the State of Delaware (Llorens v. Rural/Metro Corporation, et al., filed April 6, 2011 and amended April 21, 2011, the (“Llorens action”) and Joanna Jervis v. Rural/Metro Corporation, et al., filed May 16, 2011, (the “Jervis Delaware action”)) and in the Superior Court of the State of Arizona, County of Maricopa (Joanna Jervis v. Rural/Metro Corporation, et al., filed April 6, 2011 and amended April 14, 2011, (the “Jervis Arizona action”)).

On May 16, 2011, Joanna Jervis, the stockholder in the Jervis Arizona action, filed a complaint in the Court of Chancery of the State of Delaware. On May 23, 2011, after plaintiff filed a complaint in Delaware, the parties filed a stipulation of dismissal and proposed order dismissing the Jervis Arizona action, which the court so-ordered on May 24, 2011.

On May 27, 2011, the Court of Chancery of the State of Delaware entered an Order of Consolidation and Appointment of Lead Counsel designating Plaintiff Llorens as Lead Plaintiff and Faruqi & Faruqi, LLP as Lead Counsel under the caption In re Rural Metro Corporation Consolidated Shareholders Litigation, C.A. No. 6350-VCS (the “Consolidated Delaware Action”).  A Second Scheduling Order was entered on June 10, 2011, updating the Stipulated Scheduling Order entered on May 3, 2011.  Depositions were completed on June 10, 2011.

On June 16, 2011, the Company, each member of the Board of Directors, Warburg Pincus, Parent, Merger Sub and the Lead Plaintiff in the Consolidated Delaware Action reached an agreement in principle, subject to the Court’s approval, providing for the settlement and dismissal, with prejudice, of the Consolidated Delaware Action filed in connection with the merger. Pursuant to such agreement in principle, on June 16, 2011, the Company agreed to make certain supplemental disclosures regarding the merger in this supplement to the Company’s definitive proxy statement. The supplemental disclosures are contained below in this proxy supplement and should be read in conjunction with the proxy statement.

If the settlement is finally approved by the Court of Chancery of the State of Delaware, it is anticipated that it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed merger, the merger agreement, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law). The agreement in principle will provide for the conditional certification of a class for purposes of settlement only. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court of Chancery of the State of Delaware will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement may be terminated. The details of the settlement will be set forth in a notice to be sent to the Company’s stockholders prior to a hearing before the Court of Chancery of the State of Delaware to consider the settlement.

The settlement will not affect the merger consideration to be paid to stockholders of the Company in connection with the proposed merger or the timing of the special meeting of stockholders of the Company scheduled for June 27, 2011 at 10:00 a.m., local time, at the Company’s corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258 to consider and to vote upon a proposal to adopt the merger agreement, among other things.

The Company and the other defendants have denied, and continue to vigorously deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the lawsuits, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with their fiduciary duties and other legal burdens and are entering into the contemplated settlement solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay in the consummation of the merger. Nothing in this proxy supplement, or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT

In connection with the settlement of the lawsuit described in this supplement, we have agreed to supplement certain disclosures in the proxy statement as set forth below. This supplemental information should be read in conjunction with the proxy statement, which we urge you to read in its entirety. As noted above, none of the defendants has admitted wrongdoing of any kind, including but not limited to inadequacies in any disclosure, the materiality of any disclosure that the plaintiffs contend should have been made, any breach of any fiduciary duty or aiding or abetting any of the foregoing. The supplemental disclosures are as follows:

Summary — Interests of the Company’s Directors and Executive Officers in the Merger (page 57)

The second full paragraph of the section titled “Interests of the Company’s Directors and Executive Officers in the Merger” on page 7 is amended and supplemented by replacing the first and the second sentences of such paragraph in their entirety with the following:

As of the date of this proxy statement, no members of our management have entered into any agreement, arrangement or understanding with the Company, Parent, Merger Sub or their affiliates regarding the right to convert into or reinvest or participate in the equity of, the surviving corporation or Parent or any of its subsidiaries, and no discussions with respect to providing any such right to convert, reinvest or participate took place prior to signing of the merger agreement with any members of management. Other than those employment agreements between our current management and the Company existing prior to the execution of the merger agreement, as of the date of this proxy statement, no members of our current management have entered into any agreement, arrangement or understanding with the Company, Parent, Merger Sub or their affiliates regarding employment with the surviving corporation, and no discussions with respect to any such agreement, arrangement or understanding took place prior to signing of the merger agreement with any members of management.

The Merger — Background of the Merger

The third full paragraph of the section titled “Background of the Merger” on page 31 is amended and supplemented by replacing such paragraph in its entirety with the following:

Party A’s offer constituted a proposal to acquire all of the outstanding company common stock for $17.00 per share, subject to completion of confirmatory due diligence. Party A further indicated that due to its involvement with the closing of its acquisition of the Company’s principal national competitor, it was unable to fully commit to a definitive transaction to acquire the Company until the closing of such other transaction. Party A indicated in its offer and in conversations with RBC that its offer reflected its preliminary view of potential synergies that would result from Party A’s acquisition of both the Company and its principal national competitor, but that its view of such synergies was subject to confirmatory due diligence. This information was shared with the special committee. Party A did not submit revisions to the merger agreement or the Company disclosure schedules, nor did it submit any financing commitment letters.

The Merger — Opinions of the Company’s Financial Advisors

The second full paragraph of the section titled “Opinion of RBC Capital Markets, LLC” on page 42 is amended and supplemented by replacing the third and the fourth sentences of such paragraph in their entirety with the following:

RBC has provided investment banking and financial advisory services to the Company in the past, for which it received fees during the past two years of approximately $9.9 million, including, in the past two years, (i) RBC acted as lead arranger, sole bookrunner and administrative agent on the Company’s $220 million senior secured credit facilities and dealer manager and solicitation agent on the Company’s $121 million tender offer and consent solicitation in 2009, (ii) RBC acted as sole lead arranger and bookrunner on the Company’s $355 million senior secured credit facilities and as sole dealer manager and solicitation agent on the Company’s $25 million tender offer and consent solicitation in 2010 and (iii) RBC’s parent, Royal Bank of Canada, is currently a lender under the Company’s 2010 senior secured credit facilities. RBC has also provided investment banking and other financial services to Warburg Pincus and its affiliates and portfolio companies from time to time for which its investment banking division has received during the past two years fees of approximately $7.7 million, including, but not limited to, having acted, in the past two years, as co-manager with respect to the initial public offering of shares in the approximate amount of $594 million of Kosmos Energy Ltd., a portfolio company of Warburg Pincus in May 2011; as co-manager with respect to a high-yield debt offering by MEG Energy Corp., a portfolio company of Warburg Pincus (aggregate principal amount of $750 million), in March 2011; as a co-manager with respect to a term loan refinancing in February 2011 (aggregate principal amount of $1.345 billion), a high-yield debt offering in July 2010 (aggregate principal amount of $700 million), and a revolver and term loan financing in July 2010 (aggregate principal amount of $1.490 billion), each by or provided to Interactive Data Company, a portfolio company of Warburg Pincus; as co-manager with respect to three separate high-yield debt offerings in, respectively January 2011 (aggregate principal amount of $325 million), August 2010 (aggregate principal amount of $250 million), and June 2009 (aggregate principal amount of $250 million), and public offerings of shares in the approximate amount of $310 million in January 2011, of shares in the approximate amount of $185 million in August 2010, of shares in the approximate amount of $234 million in April 2010, of shares in the approximate amount of $146 million in January 2010 and of shares in the approximate amount of $108 million in August 2009, each of Targa Resources Partner LLP, a portfolio company of Warburg Pincus; as a co-manager with respect to a public offering of shares in the approximate amount of $206 million in April 2011 and co-manager with respect to the initial public offering of shares in the amount of $414 million of Targa Resources Corp., a portfolio company of Warburg Pincus, in December 2010; and as a co-manager with respect to a public offering of shares in the amount of $99 million of Allos Therapeutics, Inc., a portfolio company of Warburg Pincus, in October 2009.

The second full paragraph on page 49 in the section titled “Opinion of Moelis & Company LLC” is amended and supplemented by replacing the first sentence of such paragraph in its entirety with the following:

Moelis has not been engaged to provide services to or received fees from the Company, Warburg Pincus or their respective affiliates except that in June 2010, Moelis provided financial advisory services to MACH S.à.r.l., a portfolio company of an affiliate of Warburg Pincus and received a fee significantly less than the fee that Moelis would receive on this transaction.

The Merger — Financing of the Merger

The first bullet point on page 54 in the section titled “Debt Financing” is amended and supplemented by replacing such bullet point in its entirety with the following:

•                  Parent’s receipt of cash equity contributions from Warburg Pincus and/or its affiliates and other investors in an amount, when combined with the fair market value of the equity of management and existing equity holders of the Company rolled over or invested in connection with the merger, if any, equal to at least 28% of the total pro forma debt and equity capitalization of the borrower and its subsidiaries on the closing date after giving effect to the merger and the debt financing;

The Merger — Interests of the Company’s Directors and Executive Officers in the Merger

The first full paragraph on page 58 in the section titled “Arrangements with Parent” is amended and supplemented by replacing the first and the second sentences of such paragraph in their entirety with the following:

As of the date of this proxy statement, none of the Company’s executive officers or other key employees has entered into any agreement, arrangement or understanding with the Company or its subsidiaries or with Parent, Merger Sub or its affiliates in connection with the merger or any amendments or modifications to his or her existing employment agreement with the Company in connection with the merger, including employment with, or the right to participate in the equity of, the surviving corporation or Parent on a going-forward basis following the completion of the merger, and no discussions with respect to providing employment or any such right to participate took place prior to signing of the merger agreement with any executive officer or other key employee. No member of the Board of Directors has entered into any agreement, arrangement or understanding with Parent or its affiliates regarding the right to participate in the equity of Parent following the completion of the merger, and no discussions with respect to such agreement, arrangement or understanding took place prior to the signing of the merger agreement with any member of the Board of Directors.

VOTING AND REVOCABILITY OF PROXIES

Proxies

The shares represented by the proxies received, properly marked, dated, and signed, or submitted via the Internet or by telephone by following the instructions on the proxy card will be voted at the special meeting.

When a proxy card is properly executed and returned, the shares it represents will be voted at the special meeting as directed. If you do not provide voting instructions, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Revocability of Proxies

Proxies received at any time before the special meeting, and not changed or revoked before being voted, will be voted at the special meeting. Any person giving a proxy may revoke the proxy at any time before its use by delivering to the attention of the Corporate Secretary prior to the vote at the special meeting, written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or via the Internet), or by attending the special meeting and voting in person.

If you hold your shares through a broker, bank or other nominee, you may change or revoke your proxy by following the directions received from your broker, bank or other nominee to change or revoke those instructions.

Stockholders that do not wish to rescind their votes, including stockholders that have already voted in favor of the proposal to adopt the merger agreement and/or the adjournment proposal, do not need to take any further action.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the Merger, the Company filed its definitive proxy statement and a form of proxy on Schedule 14A on May 26, 2011 and other related materials with the SEC. The definitive proxy statement and proxy were first mailed to stockholders on or about May 27, 2011.  COMPANY INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ALL RELATED SUPPLEMENTS AND AMENDMENTS (IF ANY AND WHEN THEY BECOME AVAILABLE) AND OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders may obtain copies of the proxy statement, this supplement and other relevant documents filed with the SEC for free from the SEC’s website at http://www.sec.gov or from the Company’s website at http://www.ruralmetro.com.  Investors and stockholders may also obtain copies of the definitive proxy statement, this supplement and other documents related to the merger (when available) for free by written or telephonic request to Rural/Metro Corporation, c/o Corporate Secretary, 9221 E. Via de Ventura, Scottsdale, AZ 85258, telephone (480) 606-3886.